                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION


    AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of May 8, 1995, between Hudson Foods, Inc., a Delaware corporation ("Hudson"), and the persons listed in Schedule 1.1 hereof ("Shareholders"), being the owners of record of all of the issued and outstanding stock of Rifeco Development Company, an Arkansas corporation ("Rifeco").

    WHEREAS, Hudson wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding stock of Rifeco in a transaction intended to qualify as a reorganization within the meaning of Internal Revenue Code
(S)368(a)(1)(B), as amended.

    NOW, THEREFORE, Hudson and Shareholders adopt this plan of reorganization and agree as follows:

                         SECTION 1.  EXCHANGE OF STOCK

    1.1  Number of Shares.  The Shareholders agree to transfer to Hudson at the
         ----------------
Closing the number of shares of common stock of Rifeco, without par value, shown opposite their names in Schedule 11, in exchange for an aggregate of 157,500 shares of the Class A common stock of Hudson, $.01par value per share, to be issued at the Closing to the Shareholders in the numbers shown opposite their names in Schedule.

    1.2  Delivery of Certificates by Shareholders.  The transfer of Rifeco
         ----------------------------------------
shares by the Shareholders shall be effected by the delivery to Hudson at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

    1.3  Further Assurances.  At the Closing and from time to time thereafter,
         ------------------
the Shareholders shall execute such additional instruments and take such other action as Hudson may request in order more effectively to sell, transfer, and assign the transferred stock to Hudson and to confirm Hudson's title thereto.

    1.4  Changes in Hudson's Capitalization.  If between the date of this
         ----------------------------------
Agreement and the Closing, the outstanding shares of Hudson common stock are, without the receipt of new consideration by Hudson, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Hudson through reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar change in Hudson's capitalization, Hudson will issue and deliver to the Shareholders at the Closing, in addition to or in lieu of the Hudson shares specified in Section 1.1, Class A common stock of Hudson in equitably adjusted amounts. In the event of any such change in Hudson's capitalization, all references to Hudson shares herein shall refer to the number of Hudson shares as thus adjusted.

                              SECTION 2.  CLOSING

    The Closing contemplated in Section 1.1 shall be held at Overbey Law Firm, P.A., 425 North University Avenue, Little Rock, Arkansas, on May 8, 1995, unless another place or time is agreed upon in writing by the parties.

AGREEMENT AND PLAN OF REORGANIZATION

  SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

    The Shareholders represent and warrant to Hudson as follows:


    3.1  Corporate Status.  Rifeco is a corporation duly organized, validly
         ----------------
existing, and in good standing under the laws of the State of Arkansas and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

    3.2  Capitalization.  The authorized capital stock of Rifeco consists of
         --------------
1,000 shares of capital stock, having no par value, of which 100 shares are issued and outstanding, all fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Rifeco to issue or to transfer from treasury any additional shares of its capital stock.

    3.3  Financial Statements.  The financial statements of Rifeco furnished to
         --------------------
Hudson, consisting of a balance sheet as of December 31, 1994, and related statement of income for the period then ended, and the unaudited balance sheet as of March 31, 1995 ("Rifeco's Latest Balance Sheet"), and the related statement of income, are correct and fairly present the financial condition of Rifeco as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

AGREEMENT AND PLAN OF REORGANIZATION

    3.4  Undisclosed Liabilities.  Rifeco had no liabilities of any nature
         -----------------------
except to the extent reflected or reserved against in Rifeco's Latest Balance Sheet, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and Rifeco's accounts receivable are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in Rifeco's Latest Balance Sheet.

    3.5  Interim Changes.  Between January 1, 1995, and the date of this
         ---------------
Agreement, there have not been, except as set forth in a list certified by the president of Rifeco and delivered to Hudson (a copy of which is attached hereto as Schedule 35), (1) any changes in Rifeco's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse;
(2) any damage, destruction, or loss of or to Rifeco's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of Rifeco's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

    3.6  Title to Property.  Rifeco has good and marketable title to all
         -----------------
properties and assets, real and personal, reflected in Rifeco's Latest Balance Sheet, and Rifeco's properties and assets are subject to no mortgage, pledge, lien, or encumbrance.

AGREEMENT AND PLAN OF REORGANIZATION

Schedule 36 attached to this Agreement contains a complete and accurate legal description of each parcel of real property owned by Rifeco.

    3.7  Litigation.  There is no litigation or proceeding pending, or to
         ----------
Shareholders' knowledge threatened, against or relating to Rifeco, its properties or business, except as set forth in a list certified by the president of Rifeco and delivered to Hudson (a copy of which is attached hereto as Schedule 3.7).

    3.8  Access to Records, and So Forth.  From the date of this Agreement to
         -------------------------------
the Closing, the Shareholders will cause Rifeco (1) to give to Hudson and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Hudson may inspect and audit them and (2) furnish such information concerning Rifeco's properties and affairs as Hudson may reasonably request.

    3.9  Confidentiality.  Until the Closing (and permanently if there is no
         ---------------
Closing), the Shareholders and their representatives will keep confidential any information which they obtain from Hudson concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated by the Closing date, the Shareholders will return to Hudson all written matter with respect to Hudson obtained by them in

AGREEMENT AND PLAN OF REORGANIZATION

connection with the negotiation or consummation of this Agreement.

    3.10 Title to Shares.  The Shareholders are the owners, beneficially and of
         ---------------
record, of all of the outstanding shares of capital stock of Rifeco, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. The correct number of shares of Rifeco stock owned by each Shareholder is set forth opposite the Shareholder's name on
Schedule 1.1.

    3.11 Material Contracts.  Schedule 3.11 attached to this Agreement is a list
         ------------------
of all material contracts to which Rifeco is a party. All such contracts are in full force and effect. Rifeco is not in breach of any of its obligations under any such contract and no default or event of default exists with respect to any such contract.

    3.12 Employment Matters.  Rifeco has no employees and no obligations under
         ------------------
or with respect to any employment contracts, pension, bonus, profit sharing or other agreements or arrangements providing for employee remuneration or benefits.

    3.13 Environmental Matters.  Rifeco has not caused or permitted any
         ---------------------
hazardous materials to be manufactured, used, stored or disposed of on any of its properties and, to the Shareholders' knowledge, no conditions exist on any of Rifeco's properties that may create liabilities for Rifeco under any

AGREEMENT AND PLAN OF REORGANIZATION

federal, state or local law or regulation relating to protection of the environment.

    3.14 Authority of Shareholders.  The Shareholders have the right, power,
         -------------------------
legal capacity and authority to enter into and perform their obligations under this Agreement, and no consents or approvals of any other person or governmental authority is required in connection with the Shareholders' transfer to Hudson of the Rifeco stock.

    3.15 Securities Exemptions.  The Shareholders understand that the shares of
         ---------------------
Hudson's Class A common stock to be issued to the Shareholders under this Agreement are being offered and sold under exemptions from registration provided in the Securities Act of 1933, as amended (the "Securities Act"), and each Shareholder hereby represents and warrants that such Shareholder (1) is at least 21 years of age, (2) is a bona fide permanent resident of and is domiciled in the State of Arkansas, (3), has, either himself or herself or through his or her investment advisors, such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Hudson shares and of making an informed investment decision, and (4) does not intend to sell or otherwise dispose of the Hudson shares except upon registration of the shares under the Securities Act or in compliance with an exemption from registration under the Securities Act.

AGREEMENT AND PLAN OF REORGANIZATION

SECTION 4.  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF HUDSON

    Hudson represents and warrants to, and covenants with, the Shareholders as follows:

    4.1  Corporate Status.  Hudson is a corporation duly organized, validly
         ----------------
existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

    4.2  Capitalization.  The authorized capital stock of Hudson consists of
         --------------
40,000,000 shares each of Class A common stock and Class B common stock, each having a par value of $.01 per share, of which 20,917,868 shares of Class A common stock and 9,602,822 shares of Class B common stock were issued and outstanding at April 1, 1995. Since April 1, 1995, no shares of Hudson's common stock have been issued except pursuant to stock options previously granted under Hudson's 1985 Stock Option Plan. All outstanding shares of Hudson's common stock are fully paid and nonassessable.

    4.3  Financial Statements.  The audited financial statements of Hudson
         --------------------
furnished to the Shareholders, consisting of a balance sheet as of October 1, 1994, and related statement of income for the period then ended, and the unaudited balance sheet as of April 1, 1995 ("Hudson's Latest Balance Sheet"), and the related statement of income, are correct and fairly present the financial

AGREEMENT AND PLAN OF REORGANIZATION

condition of Hudson as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

    4.4  Interim Changes.  Between April 1, 1995, and the date of this
         ---------------
Agreement, there have not been, except as set forth in a list certified by the secretary of Hudson and delivered to the Shareholders, any changes in Hudson's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse.

    4.5  Securities Filings.  Hudson has previously delivered to the
         ------------------
Shareholders a true and correct copy of each final prospectus, definitive proxy statement and report filed by Hudson with the Securities and Exchange Commission since October 1, 1994 (the "Hudson Securities Filings"). The Hudson Securities Filings, as updated by Hudson's earnings release dated April 25, 1995 (a copy of which has been supplied to the Shareholders), do not contain any untrue statement of a material fact or omit to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, any which fact either singly or in the aggregate is material to the ability of Hudson to fulfill its obligations under this Agreement.

    4.6  Confidentiality.  Until the Closing (and permanently if there is no
         ---------------
Closing), Hudson and its representatives will keep confidential any information which they obtain from Rifeco

AGREEMENT AND PLAN OF REORGANIZATION

concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated by the Closing date, Hudson will return to Rifeco all written matter with respect to Rifeco obtained by them in connection with the negotiation or consummation of this Agreement.

    4.7  Investment Intent.  Hudson is acquiring the Rifeco shares to be
         -----------------
transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Hudson has no commitment or present intention to liquidate Rifeco or to sell or otherwise dispose of its stock. Hudson covenants with the Shareholders that it will maintain the corporate existence of Rifeco as a separate legal entity engaged in a business activity for a period of at least three years following the Closing.

    4.8  Corporate Authority.  Hudson has full corporate power and authority to
         -------------------
enter into this Agreement and to carry out its obligations hereunder, and will deliver to the Shareholders at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

    4.9  Due Authorization.  Execution of this Agreement and performance by
         -----------------
Hudson hereunder has been duly authorized by all requisite corporate action on the part of Hudson, and this Agreement constitutes a valid and binding obligation of Hudson; performance hereunder will not violate any provision of Hudson's

AGREEMENT AND PLAN OF REORGANIZATION

Articles of Incorporation, Bylaws, agreements, mortgages, or other commitments.

         SECTION 5.  CONDUCT OF RIFECO PENDING THE CLOSING

    The Shareholders agree that Rifeco will conduct itself in the following manner pending the Closing:

    5.1  Certificate of Incorporation and Bylaws.  No change will be made in
         ---------------------------------------
Rifeco's certificate of incorporation or bylaws.

    5.2  Capitalization, and So Forth.  Rifeco will not make any change in its
         ----------------------------
authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock.

    5.3  Conduct of Business.  Rifeco will use its best efforts to maintain and
         -------------------
preserve its business organization and goodwill intact, and will not, without the written consent of Hudson, enter into any material commitment.

         SECTION 6.  CONDUCT OF HUDSON PENDING THE CLOSING

    Hudson agrees that between the date hereof and the Closing:

    6.1  Dividends.  With respect to the shares of Hudson common stock
         ---------
outstanding on the date hereof, Hudson will not declare any cash dividend (except Hudson's regular quarterly cash dividend of $.02/.0166 per share of Class A/Class B common stock) or make any distribution of assets to its stockholders generally.

    6.2  Issue of Hudson Common Stock.  Hudson will provide for the issuance or
         ----------------------------
transfer as of the Closing date of all of the shares of Hudson Class A common stock into which the shares of

AGREEMENT AND PLAN OF REORGANIZATION

Rifeco common stock are to be exchanged and converted upon the Closing date.

                  SECTION 7.  CONDITIONS PRECEDENT --- HUDSON

    All obligations of Hudson under this Agreement are subject, at Hudson's option, to the fulfillment, before or at the Closing, of each of the following conditions:

    7.1  Representations and Warranties True at Closing.  The Shareholders'
         ----------------------------------------------
representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

    7.2  Due Performance.  The Shareholders shall have performed and complied
         ---------------
with all the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

    7.3  Opinion of Counsel.  The Shareholders shall have delivered to Hudson an
         ------------------
opinion of Rifeco's counsel, Overbey law Firm, P.A., dated as of the Closing, to the effect that (1) the representations in Sections 3.1 and 3.2 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in Sections 3.5(3), or 3.7; and (3) the stock certificates, stock powers, and other instruments delivered to Hudson at the Closing are proper in form and substance and will vest in Hudson good title to all of the issued and outstanding shares of capital stock of Rifeco, free and clear of all liens, charges, and encumbrances, and not subject to any adverse claims.

AGREEMENT AND PLAN OF REORGANIZATION

    7.4  Title Policy.  The Shareholders shall have caused Rifeco to deliver to
         ------------
Hudson a policy of title insurance issued by a title insurance company acceptable to Hudson confirming the representation in Section 3.6, at Hudson's expense.

    7.5  Books and Records.  The Shareholders shall have caused Rifeco to
         -----------------
deliver to Hudson all books and records of Rifeco, including minute books and stock transfer records.

    7.6  Revocation of Prior Authorizations.  The Shareholders shall have
         ----------------------------------
delivered to Hudson certified copies of resolutions of Rifeco's Board of Directors revoking as of the Closing all prior authorizations, powers of attorney, designations, and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by Hudson.

    7.7  Resignations.  There shall have been delivered to Hudson the signed
         ------------
resignations of all directors and officers of Rifeco, dated as of the Closing.

    7.8  Acceptance by the Shareholders.  The terms of this Agreement shall have
         ------------------------------
been accepted by all of the Shareholders of Rifeco as evidenced by their signatures hereon.

              SECTION 8.  CONDITIONS PRECEDENT; THE SHAREHOLDERS

    All obligations of the Shareholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

AGREEMENT AND PLAN OF REORGANIZATION

    8.1  Representations and Warranties True at Closing.  Hudson's
         ----------------------------------------------
representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

    8.2  Due Performance.  Hudson shall have performed and complied with all the
         ---------------
terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

    8.3  Officers' Certificate.  The Shareholders shall have been furnished
         ---------------------
with a certificate signed by an officer of Hudson, dated as of the Closing, certifying (1) to the effects set out in Sections 6.1 and 6.2, (2) that since April 1, 1995, there has been no material adverse change in the financial condition, business, or properties of Hudson and its subsidiaries taken as a whole, and (3) Evelyn Rife shall have received a certificate signed by an officer of Hudson continuing her rights to lease the real property of Rifeco after Closing through September 1, 1995, on the terms and conditions of her current lease with Rifeco which lease rights shall be subject to the right of Rifeco and/or Hudson to begin the development of the real property owned by Rifeco. Such development rights shall include inspection, measuring, drilling, and other preliminary development steps. Hudson, Rifeco and Evelyn Rife shall coordinate their respective uses of the real estate of Rifeco until September 1, 1995.

AGREEMENT AND PLAN OF REORGANIZATION

    8.4  Opinion of Hudson's Counsel.  The Shareholders shall have received an
         ---------------------------
opinion of Wright, Lindsey & Jennings, dated as of the Closing, to the effect that (1) the representations of Sections 4.1, 4.2, and 4.9 are correct; and (2) the shares to be issued to the Shareholders under this Agreement will, when so issued, be validly issued, fully paid, and nonassessable.

    8.5  Stock Registration.  Hudson shall have prepared as of the Closing a
         ------------------
registration statement with the Securities and Exchange Commission and other appropriate regulatory agencies and entities with respect to the Hudson shares to be issued to the Shareholders and shall file the registration statement within four days of the Closing. Hudson shall use its best efforts to cause the registration statement to become effective federally and in such states as Hudson customarily registers its securities, as soon as practical after the Closing.

                          SECTION 9.  INDEMNIFICATION

    9.1  Indemnification of Hudson.  The Shareholders agree to indemnify Hudson
         -------------------------
against any loss, damage, or expense (including reasonable attorney fees) suffered by Hudson from (1) any breach by the Shareholders of this Agreement or
(2) any inaccuracy in or breach of any of the representations, warranties, or covenants by the Shareholders herein.

    9.2  Indemnification of Shareholders.  Hudson agrees to indemnify the
         -------------------------------
Shareholders against any loss, damage, or expense (including reasonable attorney fees) suffered by any of the

AGREEMENT AND PLAN OF REORGANIZATION

Shareholders from (1) any breach by Hudson of this Agreement or (2) any inaccuracy in or breach of any of Hudson's representations, warranties, or covenants herein.

    9.3  Defense of Claims.  Upon obtaining knowledge thereof, the indemnified
         -----------------
party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

                           SECTION 10.  TERMINATION

    This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholders or Hudson if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Shareholders or Hudson if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the Closing date.

AGREEMENT AND PLAN OF REORGANIZATION

                        SECTION 11.  GENERAL PROVISIONS

    11.1 Further Assurances.  At any time, and from time, after the date of this
         ------------------
Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

    11.2 Waiver.  Any failure on the part of either party hereto to comply with
         ------
any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

    11.3 Brokers.  Each party represents to the other party that no broker or
         -------
finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of the claims by brokers or finders employed or alleged to have been employed by it.

    11.4 Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

      To Hudson:   Hudson Foods, Inc.
                   ATTENTION: Tommy D. Reynolds
                   1225 Hudson Road
                   Rogers, Arkansas 72756

AGREEMENT AND PLAN OF REORGANIZATION

      To Shareholders:  Evelyn Rife
                        2706 Sayre Lane
                        Rogers, Arkansas 72757

    11.5 Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

    11.6 Headings.  The section and subsection headings in this Agreement are
         --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    11.7 Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Arkansas.

    11.8 Assignment.  This Agreement shall inure to the benefit of, and be
         ----------
binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

    11.9 Counterparts.  This Agreement may be executed simultaneously in two or
         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AGREEMENT AND PLAN OF REORGANIZATION

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                           HUDSON FOODS, INC.

                      By:    /s/ Tommy D. Reynolds
                           --------------------------------
                             Tommy D. Reynolds, Secretary


                           SHAREHOLDERS:

                             /s/ Evelyn Rife
                           --------------------------------
                             Evelyn Rife



                           RIFECO DEVELOPMENT COMPANY

                      By:    /s/ Evelyn Rife
                           --------------------------------
                             Evelyn Rife,
                             President and Secretary

AGREEMENT AND PLAN OF REORGANIZATION

                             SUMMARY OF SCHEDULES
          (Schedules are not filed with this registration statement)

SCHEDULE                                                           PARAGRAPH
- --------                                                           ---------

  1.1       Shareholders -                                            1.1

  3.5       Interim Changes in Rifeco's
             Financial Condition, Etc. -                              3.5

  3.6       Legal Description of Real Property
             owned by Rifeco                                          3.6

  3.7       Litigation or Proceedings Pending
             or Threatened against Rifeco -                           3.7

  3.11      Material Contracts -                                     3.11

Hudson Foods, Inc. will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                       1